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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated May 25, 2001, included in this Form 11-K for the year ended December 31, 2000, into D&K Healthcare Resources, Inc.'s previously filed Registration Statement on Form S-8 (No. 333-24263).


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

St. Louis, Missouri,
  June 28, 2001